SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

---X

POWER UP LENDING GROUP, LTD.,

Index No.: 608111/2018

Plaintiff,

-against

SUNSTOCK, INC., JASON C. CHANG AND RAMNIK S. CLAIR,

Defendants.

---X

NOTICE OF COMMENCEMENT OF ACTION
SUBJECT TO MANDATORY ELECTRONIC FILING

PLEASE TAKE NOTICE that the matter captioned above, which has been commenced by filing of the accompanying documents with the County Clerk, is subject to mandatory electronic filing pursuant to Section 202.5-bb of the Uniform Rules for the Trial Courts. This notice is being served as required by Subdivision (b)(3) of that Section.

The New York State Courts Electronic Filing System ("NYSCEF") is designed for electronic filing of documents with the County Clerk and the court and for the electronic service of those documents, court documents, and court notices upon counsel and self-represented parties. Counsel and/or parties who do not notify the court of a claimed exemption (see below) as required by Section 202.5bb-(e) must immediately record their representation within the e-filed matter on the Consent page in NYSCEF. Failure to do so may result in an inability to receive electronic notice of document filings.

Exemptions from mandatory e-filing are limited to: 1) attorneys who certify in good faith that they lack the computer equipment and (along with all employees) the requisite knowledge to comply; and 2) self-represented parties who choose not to participate in e-filing. For additional information about electronic filing, including access to Section 202.5-bb, consult the NYSCEF website at www.nycourts.govefile or contact the NYSCF Resource Center at 646-386-3033 or e-file@courts.state.ny.us.

Dated: Great Neck, New York
June 18, 2018

Respectfully submitted,

NAIDICH WURMAN LLP

Robert P. Johnson, Esq.
Attorneys for Plaintiff
111 Great Neck Road - Suite 214
Great Neck, New York 11021
516-498-2900

TO: Sunstock, Inc.
111 Vista Creek Circle
Sacramento, CA 95835

Jason C. Chang
111 Vista Creek Circle
Sacramento, CA 95835

Ramnik S. Clair
10618 Lawna Way
Stockton, CA 95212

Defendants' Addresses:

Sunstock, Inc.
111 Vista Creek Circle
Sacramento, CA 95835

Jason C. Chang
111 Vista Creek Circle
Sacramento, CA 95835

Ramnik S. Clair
10618 Lawna Way
Stockton, CA 95212

INDEX NO PURCHASED
6/18/2018

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

---X

POWER UP LENDING GROUP, LTD., Plaintiff, -against- Defendants, SUNSTOCK, INC., JASON C. CHANG AND RAMNIK S. CLAIR, Defendants.	Index No.: 608111/2018 Plaintiff designates Nassau County as the place of trial The basis of the venue is plaintiff's place of business **SUMMONS** Plaintiff's principal place of Business: 111 Great Neck Road Suite - 216 Great Neck, NY 11021

---X

YOU ARE HEREBY SUMMONED to answer the Complaint in the above-entitled action and to serve a copy of your Answer on the Plaintiff's attorney within twenty (20) days after the service of this summons, exclusive of the day of service or within thirty (30) days after completion of service where service is made in any other manner than by personal delivery within the State. In case of your failure to appear or to answer, judgment will be taken against you by default for the relief demanded in the Complaint.

Dated: Great Neck, New York
June 18, 2018

NAIDICH WURMAN LLP
Attorneys for Plaintiff
111 Great Neck Road - Suite 214
Great Neck, New York 11021
(516) 498-2900

Date Served: 6/21/18

Time Served: 335P

DN

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

Index No. : 608111/2018

POWER UP LENDING GROUP, LTD.,

Plaintiff,

-against-

SUNSTOCK, INC., JASON C. CHANG AND RAMNIK S. CLAIR,

Defendants.

NOTICE OF COMMENCEMENT OF ACTION SUBJECT TO MANDATORY ELECTRONIC FILING

NAIDICH WURMAN LLP
ATTORNEYS FOR PLAINTIFF
111 GREAT NECK ROAD - SUITE 214
GREAT NECK, NEW YORK 11021
(516) 498-2900

Pursuant to 22 NYCRR 130-1.1, the undersigned, an attorney admitted to practice in the courts of New York State, certifies that, upon information and belief and reasonable inquiry, the contentions contained in the annexed document are not frivolous.

DATED: June 18, 2018 Signature: ____________________

Print: Richard S. Naidich, Esq.

Service of a copy of the within is hereby admitted.
Dated:

____
Attorney(s) for

PLEASE TAKE NOTICE

NOTICE OF ENTRY that the within is a (certified) true copy of an Order entered in the office of the clerk of the within named Court on , 20____.

NOTICE OF SETTLEMENT that an Order of which the within is a true copy will be presented for settlement to the Hon. , one of the judges of within named Court, at on , 20____ at a.m.

DATED: Great Neck, New York
June 18, 2018

NAIDICH WURMAN LLP
Attorneys for Plaintiff
111 Great Neck Road - Suite 214
Great Neck, New York 11021
(516) 498-2900

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

--X

POWER UP LENDING GROUP, LTD.,

Plaintiff,

Index No.: 608111/2018

AMENDED
VERIFIED COMPLAINT

-against

SUNSTOCK, INC., JASON C. CHANG, AND
RAMNIK S. CLAIR,

Defendants.

--X

Plaintiff, Power Up Lending Group, Ltd., by its attorneys, Naidich Wurman LLP, as and for its Amended Verified Complaint, respectfully shows and alleges as follows:

1. That at all times relevant herein, the plaintiff, POWER UP LENDING GROUP, LTD. ("Plaintiff" or "Power Up") has been and remains a corporation organized and existing under the laws of the State of Virginia, authorized to do business in the State of New York, with an office for business in the County of Nassau.

2. That at all times relevant herein, the defendant, SUNSTOCK, INC. ("Sunstock" or "the Company") has been and remains a corporation organized and existing under the laws of the State of Delaware, with an office for business in the City of Sacramento, California and pursuant to written agreement between the parties is subject to the jurisdiction of the Courts of the State of New York, County of Nassau and has contractually agreed to place venue in that county.

3. That at all times relevant herein, the defendant, Jason C. Chang ("Chang"), has been and remains a resident of the State of California, and is the President and Chief Financial Officer and a member of the Board of Directors of Sunstock, and as a signatory to the agreements at issue and as a result of his positions of authority is sufficiently closely related to Sunstock so as to be bound to the jurisdictional and venue provisions recited above.

4. That at all times relevant herein, the defendant Rammk Clair ("Clair") has been and remains a resident of the State of California and has been and remains a member of the Board of Directors of Sunstock and as a result of him signing various corporate resolutions and his position of authority is sufficiently closely related to Sunstock so as to be bound to the jurisdictional and venue provisions recited above.

AS AND FOR A FIRST CAUSE OF ACTION AGAINST DEFENDANT SUNSTOCK (LOAN AGREEMENT DEFAULTS)

5. Plaintiff repeats and realleges the allegations contained in paragraphs 1 through 4 of this Amended Verified Complaint with the same force and effect as if fully set forth at length herein.

6. That on or about October 24, 2017, Sunstock, as borrower, made, executed and delivered to the Plaintiff a convertible promissory note ("the October Note") in the amount of $108,000, which Note was issued pursuant to a Securities Purchase Agreement ("the August Agreement") of even date, which provided for certain issuance of, and conversion rights in and to the common stock of Sunstock.

7. That on or about December 19, 2017, Sunstock, as borrower, made, executed and delivered to the Plaintiff a Second convertible promissory note ("the December Note") in the

amount of $53,000, which Note was issued pursuant to a Securities Purchase Agreement ("the December Agreement") of even date, which provided for certain issuance of, and conversion rights in and to the common stock of Sunstock.

8. That on or about April 16, 2018, Sunstock, as borrower, made, executed and delivered to the Plaintiff a third convertible promissory note ("the April Note" and together with the October and December Note, collectively referred to herein as "the Notes") in the amount of $53,000, which note was issued pursuant to a Securities Purchase Agreement ("the April Agreement") of even date. The October Agreement, the December Agreement and April Agreement, collectively "the Agreements") provided for certain issuance of and conversion rights in and to the common stock of Sunstock.

9. That almost all of the principal balance of the October Note was previously converted into common stock of Sunstock by the Plaintiff, leaving a principal balance of $1,180 due under that Note.

10. That the Notes and Agreements provided that jurisdiction and venue for any action between the parties would be in the State of New York, County of Nassau, such that the defendant Sunstock has contractually consented to the jurisdiction and venue of this Court, as have Chang and Clair by virtue of the fact that they are sufficiently closely related to Sunstock and actually executed the Notes and Agreements and various resolutions in connection therewith.

11. That each of the Notes and Agreements provides in pertinent part that Sunstock must deliver to the Plaintiff and to its stock transfer agent an irrevocable letter of instruction that will permit the Plaintiff to seamlessly effectuate the conversion process by providing instructions

to the transfer agent accordingly such that the future consents or permission of Sunstock is not required and the conversions are therefore mandatory on the transfer agent.

12. That each of the Notes and Agreements also provides that the transfer agent and the Company must keep sufficient common shares of stock in reserve so that future conversion requests by the Plaintiff will be acted upon and honored and the converted stock issued promptly to the Plaintiff so that it can be resold at a contractually agreed upon discount, which is how the Plaintiff earns a profit on the transaction.

13. That in June 2018 Sunstock changed its transfer agents in violation of the Notes and Agreements, and existing letter of instructions and authorizations, refused to provide a replacement irrevocable letter of instruction from the newly appointed transfer agent and also failed to maintain sufficient reserves of stock so as to permit and accommodate the conversion requests of Plaintiff to go forward.

14. That each of these actions on the part of Sunstock was a direct, deliberate and purposeful material breach of each of the Notes and Agreements, thereby defaulting under all of the Notes and Agreements, each of which contains a cross default provision so that a default under any one Note or Agreement is a default on all Notes and Agreements.

15. That on June 11, 2018 the Plaintiff, through its attorney, sent both an informal demand letter and a formal Notice of Default to Sunstock, a copy of which is annexed hereto and the terms of which are incorporated herein by reference as if set forth at length.

16. That as a result of these defaults, the amount due on the December Note was increased to $79,500 and the amount due on the April Note was also increased to $79,500 as

provided in the default provision, which, when added to the $1,180 remaining due on the October Note results in the Plaintiff being damaged in the amount of $160,180.

17. That as a result the Plaintiff is entitled to and demands judgment against Sunstock in the amount of $160,180 together with prejudgment interest at the default rates as set forth in the Notes and Agreements.

AS AND FOR A SECOND CAUSE OF ACTION AGAINST DEFENDANTS CHANG & CLAIR (FRAUD)

18. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1 through 17 of the Amended Verified Complaint with the same force and effect as if fully set forth at length herein.

19. That both Chang and Clair had a preconceived intention not to permit the Plaintiff to convert debt into stock as described above and entered into the December and April Notes and Agreements with the intention of defaulting on them at their first opportunity, and this after deceiving the Plaintiff into believing that Sunstock, Chang and Clair were acting in good faith (when in truth and in fact they were not).

20. That by virtue of their fraudulent intentions a separate cause of action for fraud independent of any breach of contract has been established and the Plaintiff is entitled to judgment against Chang and Clair for the amount of damages caused by the fraud, to wit, $160,180.

AS AND FOR A THIRD CAUSE OF ACTION AGAINST
DEFENDANTS CHANG AND CLAIR
(FRAUD AND INTENTIONAL INTERFERENCE WITH CONTRACT)

21. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1 through 20 of the Amended Verified Complaint with the same force and effect as if fully set forth at length herein.

22. That Chang and Clair deliberately and purposefully caused Sunstock to change its transfer agent so that the new transfer agent would not be bound by the irrevocable letter of instruction that Sunstock had obtained from its original transfer agent and provided to Power Up, so that conversion requests could be refused by the new transfer agent.

23. That just as Chang and Clair had planned, the new transfer agent, acting on the instructions of Chang and Clair refused to cooperate with conversion requests and thereby caused Sunstock to default as set forth in the Notice of Default and counsel's correspondence annexed hereto and incorporated herein.

24. That Chang and Clair intentionally caused Sunstock to breach its contractual obligations to the Plaintiff, with full knowledge of the existence of those contracts and their terms, by causing Sunstock to fail to provide the required consent to the transfer agent thereby deliberately blocking the Plaintiff's right to convert debt into stock.

25. That although Chang and Clair were directors of Sunstock and Chang was an officer thereof, they took the aforesaid actions outside of the scope of their duties and responsibilities to Sunstock, and for their own personal benefit.

26. That Chang and Clair were both major shareholders of Sunstock and caused Sunstock to breach its contractual obligations to the Plaintiff so that the value of their stock would remain high and make a profit for their own personal gain by selling such stock or retaining it at the higher value and price.

27. That as a result Chang and Clair are personally responsible for their intentional interference with the Plaintiff's contractual rights and have caused the Plaintiff damages of $160,180, for which Plaintiff demands judgment.

AS AND FOR A FOURTH CAUSE OF ACTION AGAINST SUNSTOCK, INC. (LITIGATION EXPENSES)

28. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1 through 27 of this Amended Verified Complaint with the same force and effect as if fully set forth at length herein.

29. That the Notes and Agreements provide that in the event of a dispute and/or litigation between the parties, the prevailing parties shall be entitled to recover all of its litigation expenses including reasonable attorney fees.

30. That by reason of the foregoing, Plaintiff is entitled to a judgment for its reasonable legal fees and litigation expenses incurred in this action.

AS AND FOR A FIFTH CAUSE OF ACTION AGAINST CHANG AND CLAIR
(BREACH OF FIDUCIARY DUTY)

31. Plaintiff repeats and realleges each and every allegation contained in paragraphs 1 through 30 of this Amended Verified Complaint with the same force and effect as if fully set forth at length herein.

32. That at all times relevant herein, Sunstock was and remains unable to pay its debts as they come due and thus was an insolvent corporation.

33. That at all times relevant herein, the amount of debts of Sunstock have been and remain in excess of the value of its assets such that it is once again an insolvent corporation.

34. That as a result of this insolvency, Chang and Clair have been and remain fiduciaries of the creditors of Sunstock, including the Plaintiff.

35. That accordingly, Chang and Clair at all times have had a fiduciary responsibility to the Plaintiff to act in good faith and to preserve the assets of Sunstock for the benefit of the Plaintiff and to take such actions that would be in the best interest of the Plaintiff.

36. That as recited above, Chang and Clair breached these fiduciary duties and obligations by failing to sign and deliver the requisite issuance resolution to the new transfer agent, and by switching transfer agents, thereby blocking the ability of the Plaintiff to convert the Notes into stock of Sunstock, and by failing to preserve the stock and the availability of same as assets for the benefit of the Plaintiff.

37. That by reason of the foregoing, Chang and Clair are liable under the doctrine of breach of fiduciary duty for the financial losses and damages sustained by the Plaintiff, which were caused by the actions and inactions of the Chang and Clair, which losses are in the amount of $160,180.

AS AND FOR A SIXTH CAUSE OF ACTION –
<u>INJUNCTIVE AND EQUITABLE RELIEF</u>

38. Power Up repeats and realleges each and every allegation contained in paragraphs 1 through 37 of this Complaint with the same force and effect as if fully set forth at length herein.

39. That the total amount due to Power Up is $160,180 exclusive of any additional liquidated damages, consequential damages, default interest, statutory prejudgment interest, legal fees, court costs and litigation expenses.

40. That while Power Up is clearly entitled to a money judgment, the Corporate Defendant is clearly incapable of satisfying any such judgment obtained.

41. That in its most recent filing required under the Federal Securities Laws, the Corporate Defendant concedes that it has total assets that are exceeded by its total liabilities thus rendering it insolvent.

42. That the Corporate Defendant also represents therein that for that period it had a net loss and that at the end of the period, it had insufficient cash to meet its obligations, thus rendering it insolvent.

43. That the only viable avenue available to Power Up to obtain repayment of the outstanding Notes is by exercising its conversion rights and thereby obtaining unrestricted shares of stock in the Corporate Defendant and selling those shares on the open market.

43. That at present there is an active market for the Corporate Defendant's stock which continues to trade in significant volume.

44. That so long as that activity continues and assuming that Power Up's conversion rights are not frustrated or impeded, Power Up will be able to obtain the unrestricted shares, sell them in the market place, and recover the outstanding principal indebtedness owed to it as well as anticipated profits.

45. That the market for the shares of stock in the Corporate Defendant is extremely volatile, such that there can be no assurance that the current level of activity will continue to be sustained.

46. That if as and when such trading subsides or is curtailed, any shares obtained by Power Up at that time no longer be saleable thereby preventing Power Up from recovering the indebtedness due it, thereby leading to irreparable harm based on unrecoverable judgments.

47. That time is of the essence, and to prevent Power Up from suffering such irreparable harm, Power Up must immediately be permitted to exercise its conversion rights, and the Defendants must be immediately directed to cooperate with the same and to deliver the shares of stock at issue.

48. That because of the nature, condition, and value of the stock which Power Up seeks to acquire in this action is unique to it under the facts and circumstances presented, and

because Power Up will suffer and sustain irreparable damage that cannot be recovered through a money judgment against the Defendants, Power Up has no adequate remedy at law and is entitled to equitable relief.

49. That by virtue of the foregoing, Power Up is entitled to and demands a judgment directing the Defendants to execute and deliver all documents necessary to complete the conversion process and to deliver the stock sought by Power Up and to which it is contractually entitled in the form of a mandatory injunction.

WHEREFORE, Plaintiff demands judgment as follows:

(i) On the First Cause of Action against Sunstock in the sum of $160,180, together with default interest;

(ii) On the Second Cause of Action against Chang and Clair in the sum of $160,180 together with interest;

(iii) On the Third Cause of Action against Chang and Clair in the sum of $160,180 together with interest;

(iv) On the Fourth Cause of Action against defendant Sunstock, awarding Plaintiff its reasonable legal fees and costs of litigation;

(v) On the Fifth Cause of Action against Chang and Clair for the sum of $160,180 together with interest;

(vi) For a temporary restraining order and a preliminary and a permanent injunction against the Defendants and each of them directing that said Defendants and their agents, servants and employees promptly take all steps necessary and proper to permit the conversion of debt into

stock and to deliver the stock at issue as described above, including but not limited to the issuance of any required irrevocable transfer agent letter of instructions, on the Sixth Cause of Action; and

(vii) Together with the costs and disbursements of this action, interest, and such other and further relief as to the Court may seem just and proper.

Dated: Great Neck, New York
June 19, 2018

Yours etc.,

NAIDICH WURMAN LLP
Richard S. Naidich, Esq.
Attorneys for Plaintiff
111 Great Neck Road, Suite 214
Great Neck, New York 11021
(516) 498-2900

NAIDICH WURMAN LLP

Attorneys at Law

111 Great Neck Road, Suite 214
Great Neck, New York 11021
Telephone (516) 498-2900
Facsimile (516) 466-3555

Richard S. Naidich
Kenneth H. Wurman

Bernard S. Feldman
Robert P. Johnson

Of Counsel

June 11, 2018

NOTICE OF DEFAULT

VIA E-MAIL: secpuppy@comcast.net
Sunstock, Inc.
111 Vista Creek Circle
Sacramento, CA 95835

Attention: Jason C. Chang, President/CFO

RE: PowerUp Lending Group, Ltd. with Sunstock, Inc.

Dear Mr. Chang:

As you know, PowerUp Lending Group, Ltd. (the "Investor") made loan(s) to Sunstock, Inc. (the "Company") and the Company executed, among other things one or more Convertible Promissory Note(s) (the "Note(s)"). The Note(s) provide in pertinent part that the Company shall be in default if it replaces its Transfer Agent and fails to provide a fully executed Irrevocable Transfer Agent Instructions signed by the successor Transfer Agent and the Company, in a form as initially delivered pursuant to the Purchase Agreement(s). These Note(s) also contain cross-default provisions.

Based upon the foregoing, the Company is now in default under the Note(s). Demand is hereby made for the immediate payment as provided in the Note(s) a sum representing 150% of the remaining outstanding principal balances, together with Default Interest as provided for in the Note(s) (the "Default Amount"). Your failure to comply with the demand of this letter will result in the investor, exercising all rights under the Note(s). Additionally, should the Default Amount not be paid within five (5) business days from the date of this letter, in addition to all the other rights and remedies available to it, the Investor shall in its sole discretion convert the Default Amount into equity as provided for in the Note(s).

Very truly yours,

Bernard S. Feldman,
Of Counsel

BSF/amp
cc: PowerUp Lending Group, Ltd.

Bernard Feldman

From:	Bernard Feldman
Sent:	Monday, June 11, 2018 12:17 PM
To:	secpuppy@comcast.net
Cc:	'Stephen J. Czarnik, Esq.'; Robert P. Johnson; 'Gregg Solomon'
Subject:	PowerUp Lending Group, Ltd. with Sunstock, Inc.
Attachments:	Default Letter change of transfer agent PowerUp with Sunstock, Inc. 6.11.18.pdf

Jason C. Chang, President/CFO:

As you are aware this office is special counsel to PowerUp Lending Group, Ltd. ("PowerUp") the holder of certain Convertible Promissory Notes (the "Notes") issued by Sunstock, Inc. (the "Company") whereby PowerUp was to be repaid on its loans by availing itself of the conversion rights contained in the Note(s). A material provision of the Notes (Section 3.12) provides in pertinent part, that if the Borrower (Company) proposes to replace its Transfer Agent, prior to the Effective Date of such replacement the Borrower must provide fully executed Irrevocable Transfer Agent Instructions signed by the successor Transfer Agent and the Company which among other things, contains a provision to irrevocably reserve shares of Common Stock in the Reserved Amount for PowerUp's benefit. The failure to deliver such a letter constitutes a default under the Notes.

It has come to our attention that effective June 8, 2018, Globex Transfer, LLC is no longer the Company's Transfer Agent and the Company replaced Globex with V Stock Transfer LLC. The failure to comply with the applicable provision of the Notes has created an Event of Default. Attached please find formal Notice of Default.

In addition to this default, we have been advised that you have been unresponsive to all attempts to contact you by representatives of PowerUp over the past several weeks which indicates intentional acts upon your behalf, which are calculated solely to hinder, delay and interfere with the contractual rights of PowerUp under the Notes. The failure to transfer and maintain adequate Share Reserves by the replacement Transfer Agent will directly negatively impact upon PowerUp's rights to obtain appropriate shares upon the issuance of Notices of Conversion. PowerUp is presently considering all of its alternatives including the commencement of a lawsuit against the Company for default under the Notes. This office has been instructed to commence an investigation as to your activities in deliberately violating and interfering with PowerUp's rights and should that investigation be successful and a lawsuit commenced, causes of action against you individually will be integrated into the lawsuit.

In order to avoid the dire consequences of a lawsuit against the Company and you, I strongly urge you to immediately obtain an Irrevocable Transfer Agent Instructions Letter as provided for in the Notes and have it executed by the replacement Transfer Agent and the Company and return that letter to PowerUp to ensure that future conversions issued by PowerUp under the Notes, will be processed expeditiously.

BERNARD S. FELDMAN, P.C.
111 Great Neck Road, Suite 214
Great Neck, New York 11021
Tel. (516) 829-3800
Fax (516) 829-2490
E-Mail: *bernard@bsfpc.com*

***** Please help to update your records to my new email address.***

AMENDED
VERIFICATION

STATE OF NEW YORK)
) ss.:
COUNTY OF NASSAU)

Curt Kramer being duly sworn, deposes and says: That I am the President of POWER UP LENDING GROUP, LTD., plaintiff in the within action; that I have read the foregoing Verified Complaint and know the contents thereof; the same is true to the best of my knowledge, except as to those matters therein stated to be alleged upon information and belief as to those matters, I believe them to be true.

CURT KRAMER

Sworn to before me this
19 day of June, 2018

NOTARY PUBLIC

ROBERT P. JOHNSON
NOTARY PUBLIC STATE OF NEW YORK
NO. 30-4735214
QUALIFIED IN NASSAU COUNTY
COMMISSION EXPIRES MARCH 30, 2019

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

Index No. : 608111/2018

POWER UP LENDING GROUP, LTD.,

Plaintiff,

-against-

SUNSTOCK, INC., JASON C. CHANG AND
RAMNIK S. CLAIR,

Defendants.

SUMMONS & AMENDED VERIFIED COMPLAINT

NAIDICH WURMAN LLP
ATTORNEYS FOR PLAINTIFF
111 GREAT NECK ROAD - SUITE 214
GREAT NECK, NEW YORK 11021
(516) 498-2900

Pursuant to 22 NYCRR 130-1.1, the undersigned, an attorney admitted to practice in the courts of New York State, certifies that, upon information and belief and reasonable inquiry, the contentions contained in the annexed document are not frivolous.

DATED: June 18, 2018 Signature: ____________________

Print: Richard S. Naidich, Esq.

Service of a copy of the within is hereby admitted.
Dated:

____
Attorney(s) for

PLEASE TAKE NOTICE

NOTICE OF ENTRY that the within is a (certified) true copy of an Order entered in the office of the clerk of the within named Court on , 20___.

NOTICE OF SETTLEMENT that an Order of which the within is a true copy will be presented for settlement to the Hon. , one of the judges of within named Court, at on , 20_____ at a.m.

DATED: Great Neck, New York
June 18, 2018

NAIDICH WURMAN LLP
Attorneys for Plaintiff
111 Great Neck Road - Suite 214
Great Neck, New York 11021
(516) 498-2900